As Filed With the Securities and Exchange Commission on December 19, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 EURO TREND INC
             (Exact name of Registrant as specified in its charter)

          NEVADA                                 5136-28                        98-0530147
(State or Other Jurisdiction of            (Standard Industrial                (IRS Employer
Incorporation or Organization)                Classification)              Identification Number)

                            Peter O'Brien, President
                                 13 Falcon Hill
                        Lovers Walk Tivoli, Cork, Ireland
                          Telephone: 00-353-862-44-5850
                          Facsimile (US): 773 364 9532
                      Facsimile (Ireland): 353-21-421-1110
                (Name and address of principal executive offices)

                          Business Filings Incorporated
                            6100 Neil Road, Suite 500
                               Reno, Nevada, 89511
                             Telephone: 608-827-5300
                             Facsimile: 608-827-5501
            (Name, address and telephone number of agent for service)

Approximate date of commencement of Proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,check the following. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share(1)       Price(2)          Fee(2)
--------------------------------------------------------------------------------
Common Stock         1,812,500          $0.15         $271,875         $8.35
================================================================================
(1)  More than the last sales price on August 20, 2007
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 2007

                                   PROSPECTUS

                                 Euro Trend INC.
                        1,812,500 SHARES OF COMMON STOCK


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "risk factors" on pages 4-7.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.15 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, which is above the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The Date Of This Prospectus Is December 19, 2007

                       TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
SUMMARY .................................................................    3
RISK FACTORS ............................................................    4
FORWARD LOOKING STATEMENTS ..............................................    7
USE OF PROCEEDS .........................................................    7
DETERMINATION OF OFFERING PRICE .........................................    7
DILUTION ................................................................    7
SELLING SHAREHOLDERS ....................................................    7
PLAN OF DISTRIBUTION ....................................................   10
LEGAL PROCEEDINGS .......................................................   12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.............   12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........   13
DESCRIPTION OF SECURITIES ...............................................   13
INTEREST OF NAMED EXPERTS AND COUNSEL ...................................   14
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES ..............................................   15
ORGANIZATION WITHIN LAST FIVE YEARS .....................................   15
DESCRIPTION OF BUSINESS .................................................   15
PLAN OF OPERATION  ......................................................   19
DESCRIPTION OF PROPERTY .................................................   21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..........................   21
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ................   21
EXECUTIVE COMPENSATION ..................................................   23
FINANCIAL STATEMENTS ....................................................   23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ...........................   25

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence business operations by distributing high-end European made designer clothing in mass wholesale and retail markets throughout Western Europe, Canada and the United States of America. To date, we have not had any business operations other than the execution of a marketing and sales distribution agreement with our supplier, Suits Distributor Ireland Limited. We cannot state with certainty whether we will achieve profitability.

We were incorporated on March 27, 2007 under the laws of the state of Nevada. Our principal offices are located at 13 Falcon Hill, Lovers Walk Tivoli, Cork, Ireland. Our telephone number is 353-862-44-5850

THE OFFERING:

SECURITIES BEING OFFERED       Up to 1,812,500 shares of common stock.

OFFERING PRICE                 The selling shareholders will sell our shares at
                               $0.15 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, which is above the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING          The selling shareholders will determine when and
                               how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING    The offering will conclude when all of the
                               1,812,500 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144. We may also terminate the offering for no given reason whatsoever. In any event, the offering shall be terminated within two years from the effective date of this registration statement.

SECURITIES ISSUED
AND TO BE ISSUED               6,625,000 shares of our common stock are issued
                               and outstanding as of the date of this
                               prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS                We will not receive any proceeds from the sale of
                               the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

                 Balance Sheet                     October 31, 2007
                 -------------                     ----------------

                 Cash                                   $17,540
                 Total Assets                           $17,540
                 Liabilities                            $   528
                 Total Stockholders' Equity             $17,012
                 Statement of Loss and Deficit          $ 5,588

                                                 From incorporation on
                                                    March 27, 2007 to
                                                    October 31, 2007
                                                    ----------------

                 Revenue                                $     0
                 Net Loss                               $ 5,588

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with the marketing and sales of European designer clothing. We have not generated any revenue from operations to date.

While at October 31, 2007, we had cash on hand of $17,540, we have accumulated a deficit of $5,588 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for approximately six months without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on March 27, 2007 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $5,588 from our incorporation on March 27, 2007 to October 31, 2007.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing a marketing and sales distribution agreement with Suits Distributor Ireland Limited, a private Ireland company that manufactures high-end clothing in Ireland. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition raises substantial doubt as to our continuance. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our sales in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 45.28% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. O'Brien, our director and officer, owns approximately 45.28% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. O'Brien may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Peter O'Brien, devotes approximately 30% of his business time to our affairs. It is possible that the demands on Mr. O'Brien from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business in which case, our business may suffer.

U.S. INVESTORS MAY FIND IT DIFFICULT TO TAKE LEGAL ACTION AND TO ENFORCE U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE, NON-U.S. RESIDENT OFFICER AND DIRECTOR.

Our sole director and officer, Peter O'Brien is not a resident of the United States. In addition, our offices and assets are located outside of the United States. Consequently, U.S. investors may find it difficulties to take legal action and to enforce United States federal securities laws against the company and its sole non-U.S. resident officer and director.

BECAUSE OUR SOLE DIRECTOR HAS LIMITED KNOWLEDGE IN HIGH-END FASHION CLOTHING INDUSTRY, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our director has limited knowledge in high-end fashion clothing industry. As a result, he may not be able to recognize and take advantage of potential opportunities in the sector without the aid of fashion consultants and consumer marketing research of fashion trends in the market. As a result, our business may suffer and may fail due to our director's lack of experience in high-end fashion clothing industry.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

We compete with many local, regional and national clothing distributors and retailers. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations. Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

WE ARE DEPENDENT ON ONE SINGLE SUPPLIER FOR ALL OUR PRODUCT PURCHASES. IF WE LOSE THE BUSINESS OF OUR SUPPLIER, AND ARE UNABLE TO FIND A NEW SUITABLE SUPPLIER IN TIMELY FASHION, OUR BUSINESS MAY FAIL

Given that we are dependent on all our product purchases on Suits Distributor Ireland Limited, a manufacturer of high-end fashion clothing in Ireland, we may suffer an interruption in our business activity and even business failure if we lose the business of Suits Distributor Ireland Limited and are unable to find a new suitable supplier in timely fashion.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the Over The Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK, WHICH LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act of 1934. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.15 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, which is above the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,812,500 shares of common stock offered through this prospectus. The term "Selling shareholders" includes the selling shareholders and their transferees, pledges, donees, or their successors. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use prospectus to resell the securities.

These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

     1. 2,100,000 shares at $0.001 per share of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 23, 2007;
     2. 1,500,000 shares at $0.01 per share of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 10, 2007;
     3. 25,000 shares at $0.10 per share of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 20, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                          Total Number
                                          of Shares to       Total Shares        Percentage of
                                          be Offered for      to be Owned        Shares Owned
                          Shares Owned       Selling        Upon Completion     Upon Completion
     Name of             Prior To This     Shareholder         of This             of This
Selling Stockholder        Offering          Account           Offering            Offering
-------------------        --------          -------           --------            --------
Eva O'Brien                 300,000          150,000            150,000              2.26%

Chris Kidney                300,000          150,000            150,000              2.26%

Claire Conlon               300,000          150,000            150,000              2.26%

Aoife McNally               300,000          150,000            150,000              2.26%

Andrew O'Shea               300,000          150,000            150,000              2.26%

Michael O'Brien             300,000          150,000            150,000              2.26%

Jane Elizabeth              300,000          150,000            150,000              2.26%

Orlaith Gowen               100,000           50,000             50,000              0.75%

Imelda Walsh                100,000           50,000             50,000              0.75%

Graham Cahalane             100,000           50,000             50,000              0.75%

Alice O'Conner              100,000           50,000             50,000              0.75%

Tony O'Shea                 100,000           50,000             50,000              0.75%


Ervin Seremet               100,000           50,000             50,000              0.75%

Melissa O'Shea              100,000           50,000             50,000              0.75%

Donn O'Lochlainn            100,000           50,000             50,000              0.75%

Julie O'Brien               100,000           50,000             50,000              0.75%

Jessica Mullins             100,000           50,000             50,000              0.75%

Amy Ronayne                 100,000           50,000             50,000              0.75%

Sean Quinn                  100,000           50,000             50,000              0.75%

Jennifer Gleeson            100,000           50,000             50,000              0.75%

Lisa Cummins                100,000           50,000             50,000              0.75%

Lisa Murphy                 100,000           50,000             50,000              0.75%

Eoin O'Brien                  5,000            2,500              2,500              0.04%

Alison Walsh                  5,000            2,500              2,500              0.04%

Ciara Sullivan                5,000            2,500              2,500              0.04%

Alan Dempsey                  5,000            2,500              2,500              0.04%

Aoife Kearney                 5,000            2,500              2,500              0.04%

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assume that all shares offered are sold. The percentages are based on 6,625,000 shares of common stock outstanding on the date of this prospectus.

Our sole director and officer, Peter O'Brien is related to the following shareholders:

     Eva O'Brien     - Sister
     Michael O'Brien - Brother

Otherwise, none of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
     (2)  has ever been one of our officers or directors.
     (3)  is a broker-dealer; or broker-dealer's affiliate

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.15 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, which is more than the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 6100 Neil Road, Suite 500, Reno, Nevada, 89511.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

     Name of Director               Age
     ----------------               ---

     Peter O'Brien                   29

EXECUTIVE OFFICERS:

     Name of Officer                Age                    Offices
     ---------------                ---                    -------

     Peter O'Brien                   29      President, Chief Executive Officer,
                                             Secretary, Treasurer, and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years:

Mr. O'Brien has acted as our President and as a director since our incorporation on March 27, 2007. Since July. 2007 and currently Mr. O'Brien has been employed as Corporate Development for Kevin O'Leary Motor Group, Ireland. From February 2006 to October 2006 Mr. O'Brien was part owner of Hanrahan & O`Brien consultants acting as managing director in Ireland, providing European companies with qualified workers in the transportation industry. From December 2004 to February 2006, he was employed with Driver and Labour Recruit Ltd handling sales and business development throughout Ireland for a recruitment company. From September 2001 to October 2004, Mr. O'Brien has worked as a senior member of a chemical and consultancy firm, Pestkil chemicals

Mr. O'Brien graduated with a Diploma [Associate Degree] in Marketing, Advertising, Sales and Public Relations from Griffith College, Cork, Ireland in 2000.

Mr. O'Brien devotes 30% of his business time to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EMPLOYEES

We have no employees other than the officers and directors described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                     Amount of
     Title of        Name and Address                Beneficial       Percent
      Class         of Beneficial Owner              Ownership        of Class
      -----         -------------------              ---------        --------

     COMMON        Peter O'Brien                     3,000,000         45.28%
     STOCK         President, Chief
                   Executive Officer, Treasurer,
                   Secretary And Director
                   13 Falcon Hill,
                   Lovers Walk Tivoli,
                   Cork, Ireland

     COMMON        All officers and directors        3,000,000         45.28%
     STOCK         as a group that consists of        shares
                   one person

The percent of class is based on 6,625,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of December 19, 2007, there were 6,625,000 shares of our common stock issued and outstanding that are held by 28 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have any authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Group, a professional corporation, 32 Executive Park, Suite 105, Irvine, California 92614, has provided an opinion on the validity of our common stock. We retained Stepp Law Group solely for the purpose of providing this opinion and have not received any other legal services from Stepp Law Group.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, CPA, 2301 South Jackson Street, Suite 101-G, Seattle, Washington 98144 to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                       SECURITIES ACT OF 1933 LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on March 27, 2007 under the laws of the state of Nevada. On that date, Peter O'Brien was appointed as our director. As well, Mr. O'Brien was appointed as our president, chief executive officer, treasurer and secretary.

                             DESCRIPTION OF BUSINESS

The business of distributing is one of the oldest and most common businesses in history. A distribution company acts as a middleman between the manufacturer and the retailers.

To be successful in clothing distribution industry, one requires good negotiation skill, a keen eye for finding new fashionable items, and ability to develop and execute an effective marketing strategy. The profit is made by buying the product at lower price, and adding a mark up to reflect the distribution service provided. The clothing distribution business varies by the type of clothing distributed. We plan to differentiate from most apparel distributors by concentrating on a niche market consisting of high end clothing. We intend to sell our high-end clothing to individual retail chains and distribution stores operating on street level as well as web based business.

IN GENERAL

We intend to commence business operations by purchasing and distributing high-end European clothing. Our offices are in Cork, Ireland. We were formed as a corporation pursuant to the laws of Nevada on March 27, 2007.

The majority of our business will be initially marketed and distributed in the North American region but as our operations expand, we plan to expand to other world markets. We intend to generate income from the wholesale of high-end fashion for men and women to existing high-end premium clothing stores in North America. We plan to offer our clients the ability to enter purchase orders online on our website or by contacting us by telephone. As we expand, we plan to operate franchise clothing stores in selective cities in North America and Europe. To date, we have primarily been involved in organizational activities including the execution of a distribution agreement with our product supplier and developing our website which is still under construction.

The Company has retained the services of the Oland Dwyer Group of Cork, Ireland to create and develop our website, which website shall be www.eurotrendinc.com. Our website is intended to help our clients view our products, place orders and contact us. Our website is currently under construction.

EUROPEAN HIGH-END CLOTHING INDUSTRY

We intend to cater to the consumers who wish to dress according to the latest fashion trends. These consumers will generally tend to purchase a higher portion of clothing made in Europe where the majority of innovative designs and styles are born. We feel that European clothing designers typically pay more attention to detail and put more effort into the quality and design of their clothing. European clothing designers continuously develop their styles and designs throughout the year. Many designers have two to three different collections a year to stay current with the newest fashion trends. To insure originality and quality, some European designers hand-tailor their clothing. The superiority of European clothing is evident in the quality of the fabric, the better fit which tends to compliment the figure, as well as the distinct colors and design. The constant innovation in fashion combined with abundant variety and high quality, makes European clothing highly desired by the North American consumer.

To date we have executed a distribution contract with Suits Distributor Ireland Limited, a manufacturer and distributor of high end clothing, located in Ireland. Our supplier manufactures its brand of high end suits and distributes other European high end clothing brands. Suits Distributor Ireland is influenced by Italian style and is able to custom tailor each suit as the customer desires. Our suppler has many valuable contacts in the London and Italian fashion industries. For the next 12 months we intend to purchase all of our inventory from Suits Distributor Ireland. In that regard, we have purchased from Suits Distributor Ireland two suits and two dress shirts to use as samples. The suits were designed by European designers Roberto Gallini and Canvaro. As we expand our operations in the future we may execute additional distribution contracts with other European suppliers of high-end clothing.

BRANDS

The following is a brief description, including its origin of each brand that we intend to market to the North American market:

SUITS DISTRIBUTOR IRELAND: Business attire, Formal Casual attire

Suits Distributor Ireland is based in Ireland and has been in operation for 25 years. There are six stores which offer a wide variety of high-end suites and leisure wear as well as its own exclusively designed brands-Roberto Gallini and Canvaro. Suits Distributor Ireland offers hand tailored suits using the highest quality fabrics and silks imported from Germany and Italy.

MCQ-EUROPE: LONDON- DENIM, MENSWEAR, WOMEN'S WEAR

Alexander McQueen is a world famous high end fashion designer from London, England. McQ is designed by Alexander and the finished product consists of an-in-depth working knowledge of British tailoring, fine workmanship of the French Haute Couture Atelier and impeccable finish of Italian finishing. McQ is also partnered with Gucci.

BONO JEANS: BULGARIA- ACTIVE WEAR, DENIM, CASUAL WEAR

Bono Jeans manufactures and wholesales high end quality sports and casual wear-specialized in production of T-shirts, shirts, tops, jumpers, blouses with long sleeves and others. Since establishment in 1993 Bono Jeans has grown in popularity and demand in Eastern Europe and has gradually seen popularity rise in areas such as London and Milan.

LUKE 1977: LONDON-DENIM, OUTERWEAR, KNITWEAR

Luke 1977 is an independently owned and designed UK men's fashion brand. Carrying only distinguished, often referred to as edgy contemporary men's wear, Luke 1977 is only offered in selected UK stores as well as online. In May 2001, after only 6 months, the creator joined forces with his best friends Simon and Deborah Poole and the `Luke' label was created. From then on the brand has seen its popularity rise.

VSCT JEANS 2 BE FREE: GERMANY-- MEN'S AND LADIES CLUB COULTURE

Jeans 2 be free are handmade, customized designed fashion gear toward modern club and urban wear. VSCT was established in Germany in 1999 and have more than 1400 Stores and Designer-Boutiques worldwide.

AGREEMENT WITH OUR SUPPLIER

Our supplier, Suits Distributor Ireland Limited, is a manufacturer/ exporter/importer and distributor of high-end fashion clothing in the Ireland. We intend to market and distribute these items in North America and eventually in Western Europe.

In our Marketing and Sales Distribution Agreement dated May 1, 2007, Suits Distributor Ireland Limited has agreed to sell certain types of clothing and fulfill our written purchase orders for these products in a timely manner. The list of clothing products and FOB purchase prices are as follows:

1. Suits. For Men: SUITS DISTRIBUTOR IRELAND , Roberto Gallini Designed
                   BUSINESS SUIT        $150
                   DRESS SUIT           $170

2. T-Shirts: Men's: MCQ: NAVY, CHEST PRINT, BELT DETAIL     $45
                    VSCT: WHITE ATOMIC KOI INVASION         $30

3. T-Shirt: Ladies: BONO SPORT: One Night
                    ($5 PER PCS WITH MIN ORDER 100PCS)
                    BONO SPORT: The Best
                    ($4.50 PER PCS WITH MIN ORDER 100PCS)

4. Jeans: Men's: LUKE 1977: VINTAGE CUT                $120
                 VSCT JEANS: BELT CARGO SPRAYED        $ 95

5. Jeans: Ladies: VSCT: OSAKA BLUE JEANS               $ 90
                  MCQ: PEACE STAR KICK PLEAT DENIM     $100

The Marketing and Sales Distribution Agreement is filed as Exhibit 10.1 to this registration statement.

SALES AND MARKETING STRATEGY

Initially, our president, Peter O'Brien, will conduct the sales and marketing on our behalf. Eventually, we intend to contract out sales representatives to market our high-end clothing. We intend to focus on direct marketing efforts whereby our representatives will directly contact:

a. Clothing distributors that are responsible for marketing and selling high-end fashion to stores b. Independent high-end retail outlets and franchises operating on street level sales c. Online clothing Distributors

We will attempt to execute distribution contracts with the distributors and retail outlets mentioned above. We will provide them with high-end clothing inventory for men and women at wholesale prices. We plan to add a mark up of 70%-110% to our cost when selling to our wholesale clients. They will then sell them to consumers at retail prices, which are typically 100%-200% higher.

We intend to contact as many clothing retail chains and clothing distributors as we can in order to market high-end clothing. We initially intend to focus our marketing efforts on larger clothing stores that have an established clientele base and proven track record. However we can not say with certainty if we will be successful in executing distribution agreements on favorable terms.

SHARE OF MARKET

Our expected share of the high-end fashion clothing market is difficult to determine given that many of the clothing distributors are private businesses that have no duty to publicly disclose their revenue, and high-end fashion market is very competitive. We believe that due to the vast size of this market in North America, our market share will likely be less than 1%.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                    PLAN OF OPERATION FOR THE NEXT 12 MONTHS

Our clothing products are in demand all over the world by consumers who have a desire to look and feel their best. Generally, our potential customers are men and women aged from 18 to 60 years old with an average or above average income. These individuals shop and buy high-end clothing consistently to stay ahead of the current fashion trends. Our biggest challenge will be keeping ahead of our competitors who distribute high-end, fashionable clothing. Another challenge will be financing. If we receive an order commitment for our product, some larger retail stores will only pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

Our plan of operation for the next twelve months following the date of this prospectus is to enter into distribution and supply agreements with high-end clothing distributors and retail stores, regarding the sale of our high-end clothing.

In the next twelve months we intend to strengthen our network in the fashion industry. We will develop our client base by focusing our marketing efforts on larger more globally known clothing chain stores. The large retailer stores are more popular in our targeted age groups and sell more clothing, have a higher budget for in-stock inventory and tend to purchase more and diverse inventory. We plan to attend various fashion shows in North America where we can promote our product and meet potential clients. By late 2007 and early 2008 we plan to expand our retail network by marketing to small and medium size clothing retailers who specialize in extreme high-end, and most desired clothing only. Any relationship we arrange with retailers for the wholesale distribution of our clothing will be non-exclusive. We will compete with other distributors and manufactures for positioning of our products in retail space in high-end clothing chains.

We intend to retain one full-time sales representative in the next six months in as well as another full-time sales representative in the six months thereafter. Both individuals will be hired as private contractors and will be compensated solely on a percentage on the sales and agreements made with new retailers and distributors for Euro Trend Inc. We expect to pay each sales representative 10% to 15% of the net profit we realize from each sale.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing Cost: $16,000
General administrative costs: $12,000
Professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations: $15,000

Total expenditures over the next 12 months are therefore expected to be $43,000.

NUMBER OF EMPLOYEES

From our inception through the period ended October 31, 2007, we have principally relied on the services of our sole Director, Peter O'Brien. We currently have no full time or part-time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. Should we expand, we will incur additional cost for personnel.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2007, the Company had working capital of $17,540. The Company has been financed through the private placement of our common stock of $ 22,600. As of October 31, 2007, the Company has $528 in liabilities.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our sole director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate sales. We expect to accomplish this by securing a significant number of agreements with large and small retailers, clothing distributors and online clothing distributors and by retaining suitable salespersons with experience in the retail sales sector.

RESULTS OF OPERATIONS FOR PERIOD ENDING OCTOBER 31, 2007

We did not earn any revenue during the period from our inception on March 27, 2007 to October 31, 2007. We do not anticipate earning significant revenues until such time as we have commenced regular product selling to distributors, stores and online clothing distributors.

We incurred operating expenses in the amount of $5,588 for the period from our inception on March 27, 2007 to October 31, 2007. These operating expenses were comprised of general administrative expenses.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan.

                             DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property. Our president, Mr. Peter O'Brien, provides us with office space and related office services free of charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole director, Peter O'Brien;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over The Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be quoted on the Bulletin Board or, if quoted, that a liquid public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 28 registered shareholders of record.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public after May 10, 2008 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 66,250, shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that must be sold pursuant to Rule 144, if not registered for sale.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on March 27, 2007 to the date of this registration statement.

                               ANNUAL COMPENSATION

                                                          Other
                                                          Annual    Restricted    Options/      LTIP     Other
Name           Title           Year    Salary    Bonus     Comp.     Stock(#)      SARS($)     Payouts    Comp.
----           -----           ----    ------    -----     -----     --------      -------     -------    -----
Peter      President,          2007      $0        0        0           0            0            0         0
O'Brien    Chief Executive
           Officer,
           Secretary &
           Sole director

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. O'Brien. We do not pay him any amount for acting as the president and a director.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                EURO TREND, INC.

                                      INDEX

Report of Independent Registered Public Accounting Firm                      F-1

Financial Statements:

     Balance Sheet - October 31, 2007                                        F-2

     Statement of Operations - March 27, 2007 through October31, 2007        F-3

     Statement of Stockholders' Equity - March 27, 2007 through              F-4
     October 31, 2007

     Statement of Cash Flows - March 27, 2007 through October 31, 2007       F-5

Notes to Financial Statements                                                F-6

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Euro Trend, Inc.

I have audited the accompanying balance sheet of Euro Trend, Inc. (A Development Stage Company) as of October 31, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from March 27, 2007 (inception), to October 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Euro Trend, Inc., (A Development Stage Company) as of October 31, 2007, and the results of its operations and cash flows from March 27, 2007 (inception), to October 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ George Stewart, CPA
--------------------------------
Seattle, Washington
December 8, 2007

                                Euro Trend, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of
                                                                     October 31,
                                                                        2007
                                                                      --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $ 17,540
                                                                      --------
TOTAL CURRENT ASSETS                                                    17,540

OTHER ASSETS                                                                --
                                                                      --------
TOTAL OTHER ASSETS                                                          --

      TOTAL ASSETS                                                    $ 17,540
                                                                      ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from Director                                                  $    528
                                                                      --------
TOTAL CURRENT LIABILITIES                                                  528
                                                                      --------
      TOTAL LIABILITIES                                                    528
                                                                      --------
STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 6,625,000 shares issued and outstanding
   as of October 31, 2007                                                6,625
  Additional paid-in capital                                            15,975
  Deficit accumulated during exploration stage                          (5,588)
                                                                      --------
TOTAL STOCKHOLDERS' EQUITY                                              17,012
                                                                      --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                        $ 17,540
                                                                      ========


                       See Notes to Financial Statements

                                Euro Trend, Inc.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                  March 27, 2007
                                                                    (inception)
                                                                      through
                                                                    October 31,
                                                                       2007
                                                                    ----------
REVENUES
  Revenues                                                          $       --
                                                                    ----------
TOTAL REVENUES                                                              --

GENERAL & ADMINISTRATIVE EXPENSES                                        5,588
                                                                    ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                 (5,588)
                                                                    ----------

NET INCOME (LOSS)                                                   $   (5,588)
                                                                    ==========

BASIC EARNING (LOSS) PER SHARE                                      $    (0.00)
                                                                    ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                           5,879,784
                                                                    ==========


                       See Notes to Financial Statements

                                Euro Trend, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From March 27, 2007 (Inception) through October 31, 2007
--------------------------------------------------------------------------------

                                                                                            Deficit
                                                                                          Accumulated
                                                                Common      Additional      During
                                                 Common         Stock         Paid-in     Exploration
                                                 Stock          Amount        Capital        Stage          Total
                                                 -----          ------        -------        -----          -----
BALANCE, MARCH 27, 2007                               --       $    --       $     --      $     --       $     --

Stock issued for cash on May 23, 2007          5,100,000         5,100                                       5,100
 @ $0.001 per share

Stock issued for cash on August 10, 2007       1,500,000         1,500         13,500                       15,000
 @ $0.01 per share

Stock issued for cash on August 20, 2007          25,000            25          2,475                        2,500
 @ $0.10 per share

Net loss, October 31, 2007                                                                   (5,588)        (5,588)
                                              ----------       -------       --------      ---------      --------

BALANCE,OCTOBER 31, 2007                       6,625,000       $ 6,625       $ 15,975      $ (5,588)      $ 17,012
                                              ==========       =======       ========      =========      ========


                       See Notes to Financial Statements

                                Euro Trend, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                  March 27, 2007
                                                                    (inception)
                                                                      through
                                                                    October 31,
                                                                       2007
                                                                     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $ (5,588)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
     (Increase) Decrease in Loan from Director                            528
                                                                     --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (5,060)

CASH FLOWS FROM INVESTING ACTIVITIES                                       --
                                                                     --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              6,625
  Additional paid-in capital                                           15,975
                                                                     --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          22,600
                                                                     --------

NET INCREASE (DECREASE) IN CASH                                        17,540

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------

CASH AT END OF YEAR                                                  $ 17,540
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                           $     --
                                                                     ========
  Income Taxes                                                       $     --
                                                                     ========


                       See Notes to Financial Statements

                                 EURO TREND INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                October 31, 2007


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Euro Trend Inc. (the "company") was incorporated on March 27, 2007 in the state of Nevada. The Company is a development stage company that intends to distribute high end clothing manufactured in Ireland throughout North America. The business of distributing is one of the oldest and most common businesses in history. A distribution company acts as a middleman between the manufacturer and the retailers.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF PRESENTATION

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

B. FISCAL PERIODS

The Company's fiscal year end is October 31.

C. USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $17,540 in cash and cash equivalents at October 31, 2007.

                               EURO TREND INC. (A
                           Development Stage Company)
                        Notes to the Financial Statements
                                October 31, 2007


E. START UP COSTS

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." The Company expenses all costs incurred in connection with the start up and organization of the Company.

F. FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

G. SEGMENTED REPORTING

SFAS Number 131, "Disclosure about Segments of an Enterprise and Related Information," changed the way public companies report information about segments of their business in the quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and service an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

H. FEDERAL INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for income Taxes," which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the

                               EURO TREND INC. (A
                           Development Stage Company)
                        Notes to the Financial Statements
                                October 31, 2007


future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and for tax loss and carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry forwards when realization is more likely than not.

I. EARNINGS (LOSS) PER SHARE

The Company has adopted Financial Accounting Standards Board ("FASB") statement Number 128, "Earnings per Share," (EPS) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

J. FOREIGN CURRENCY TRANSACTIONS

The Company's functional and reporting currency will be the U.S. Dollar. No significant gains or losses were recorded from inception (March 27, 2007) to October 31, 2007.

K. COMPREHENSIVE INCOME (LOSS)

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended October 31, 2007, The Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended October 31, 2007.

                                 EURO TREND INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                October 31, 2007


L. REVENUE RECOGNITION

The Company recognizes revenue from the sale of products in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements," Revenue will consist of retail sales income and will be recognized only when all of the following criteria have been met:

     Evidence of a retail sales ticket exists
     Delivery has occurred; and
     Revenue is reasonably assured

NOTE 3. CAPITAL STOCK

A) AUTHORIZED STOCK

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in persona or proxy, on any matter on which action of the stockholder of the corporation is sought.

B) SHARE ISSUANCE

From inception of the Company (March 27, 2007 to October 31, 2007, the Company issued:

     * On May 23, 2007 3,000,000 shares issued (to the Director) at a price of $0.001/per share (par value) for total proceeds of $3,000.
     * On May 23, 2007 2,100,000 shares were issued at a price of $0.001/per share for total proceeds of $2,100.
     * On August 10, 2007 1,500,000 shares at $0.01/per share were issued for total proceeds of $15,000; $1,500 of which was for common stock and $13,500 for additional paid in capital.
     * On August 20, 2007 25,000 shares were issued at $0.10/per share for total proceeds of $2,500; $25 of which was common stock and $2,475 for additional paid in capital.

                                 EURO TREND INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                October 31, 2007


NOTE 4. GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at October 31, 2007, the Company has an accumulated deficit of $5,588, working capital of $17,540 and has earned no revenues since inception. The existing cash may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2007.

The ability of the company to emerge from the development stage is dependent upon, among other things, revenues or obtaining additional financing to continue operations.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5. INCOME TAXES

The Company has incurred operating losses of $5,588, which, if utilized, will begin to expire in 2027. Future tax benefits which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

Details of future income tax assets are as follows:

                                                               Oct. 31, 2007
                                                               -------------
     Future income tax assets:
     Net operating loss (inception to October 31, 2007            $ 5,588
     Statutory tax rate (fed/state)                                    34%

     Non-capital tax loss                                         $ 1,900
     Valuation Allowance                                          $(1,900)

                                 EURO TREND INC.
                         (A Development Stage Company )
                        Notes to the Financial Statements
                                October 31, 2007


The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carry forwards is determined not to be "more likely than no" a valuation allowance is provided to reduce the recorded tax benefits from such assets.

NOTE 7. RELATED PARTY TRANSACTIONS

While the company was in its organization phase, Mr. O'Brien advanced funds to the Company to pay for organizational costs. These funds are interest free. The balance due Mr. O'Brien was $528 on October 31, 2007.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a corporation or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a corporation's Articles of Incorporation that is not the case with our Articles of Incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our board of directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee            $     8.35
      Transfer Agent Fees                                           $ 2,000.00
      Accounting fees and expenses                                  $ 8,000.00
      Legal fees and expenses                                       $ 5,000.00
      Edgar filing fees                                             $ 1,000.00
                                                                    ----------
      Total                                                         $16,008.35
                                                                    ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of our common stock to Peter O'Brien on May 23, 2007. Mr. O'Brien is our president, chief executive officer and our sole director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Regulations S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 2,100,000 shares of our common stock at a price of $0.001 per share to the following 7 purchasers on May 23, 2007:

     Name of Subscriber                         Number of Shares
     ------------------                         ----------------
     Eva O'Brien                                    300,000
     Chris Kidney                                   300,000
     Claire Conlon                                  300,000
     Aoife McNally                                  300,000
     Andrew O'Shea                                  300,000
     Michael O'Brien                                300,000
     Jane Elizabeth O'Riordan                       300,000

The total amount received from this offering was $2,100. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to the following 15 purchasers on August 10, 2007:

     Name of Subscriber                         Number of Shares
     ------------------                         ----------------
     Orlaith Gowen                                  100,000
     Imelda Walsh                                   100,000
     Graham Cahalane                                100,000
     Alice O'Conner                                 100,000
     Tony O'Shea                                    100,000
     Ervin Seremet                                  100,000
     Melissa O'Shea                                 100,000
     Donn O'Lochlainn                               100,000
     Julie O'Brien                                  100,000
     Jessica Mullins                                100,000
     Amy Ronayne                                    100,000
     Sean Quinn                                     100,000
     Jennifer Gleeson                               100,000
     Lisa Cummins                                   100,000
     Lisa Murphy                                    100,000

The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 25,000 shares of our common stock at a price of $0.10 per share to the following 5 purchasers on August 20, 2007:

     Name of Subscriber                         Number of Shares
     ------------------                         ----------------
     Eoin O'Brien                                     5,000
     Alison Walsh                                     5,000
     Ciara Sullivan                                   5,000
     Alan Dempsey                                     5,000
     Aoife Kearney                                    5,000

The total amount received from this offering was $2,500. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    EXHIBITS
     Exhibit
     Number                        Description
     ------                        -----------
      3.1      Articles of Incorporation
      3.2      Bylaws
      5.1 Legal opinion of Stepp Law Group, a professional corporation, with Consent to Use
     10.1      Distribution Agreement
     23.1      Consent of George Stewart, CPA

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cork, Ireland, December 19, 2007.

                          Euro Trend Inc.


                          By: /s/ Peter O'Brien
                              --------------------------------------------------
                              Peter O'Brien, President, Chief Executive Officer, Treasurer, Secretary, Principal Accounting Officer, Principal Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                   Capacity in Which Signed            Date
      ---------                   ------------------------            ----


/s/ Peter O'Brien               President, Chief Executive      December 19,2007
----------------------------    Officer, Secretary, Treasury,
Peter O'Brien                   Principal Financial Officer
                                Principal Accounting Officer
                                and Director